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Exhibit 23.4

        DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

August 21, 2018

Newfield Exploration Company
4 Waterway Square Place
Suite 100
The Woodlands, Texas 77380

Ladies and Gentlemen:

        We hereby consent to the the incorporation by reference in this Registration Statement on Form S-3 of Newfield Exploration Company (the "Company") of references to our firm and to the opinion contained in our letter report dated January 16, 2018 with respect to the reserve estimates as of December 31, 2017, which appear in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the United States Securities and Exchange Commission on February 20, 2018. We further consent to specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm under the heading "Experts" in the Registration Statement.

Very truly yours,
/s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.4